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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:  [_]
[_]  Preliminary Proxy Statement             [_]  CONFIDENTIAL, FOR USE OF
                                                  COMMISSION ONLY (AS
                                                  PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive  Proxy  Statement

[_]  Definitive  Additional  Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           WEINGARTEN REALTY INVESTORS
-
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

                           WEINGARTEN REALTY INVESTORS

                  NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                                APRIL  24,  2000

TO  OUR  SHAREHOLDERS:

     You are invited to attend our annual meeting of shareholders which will be held at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas, on Monday, April 24, 2000, at 4:00 p.m., Houston time. The purpose of the meeting is to vote on the following proposals:

     PROPOSAL 1:   To  elect  nine trust  managers to serve for a one year term, and until  their  successors  are  elected  and  qualified.

     PROPOSAL 2:   To  ratify  the  selection  of  Deloitte  &  Touche  LLP  as
                   Independent  auditors  for  the fiscal year  ending December
                   31,  2000.

     The board of trust managers has fixed the close of business on March 20, 2000 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 1999 are enclosed with this notice of annual meeting and proxy statement.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT, CHASEMELLON SHAREHOLDER SERVICES, L.L.C., IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                                            BY  ORDER  OF  THE  BOARD  OF  TRUST
                                            MANAGERS

                                            M.  Candace  DuFour,
                                            Vice  President  and  Secretary
March  27,  2000
Houston,  Texas

                                 PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS
                             MONDAY, APRIL 24, 2000




WEINGARTEN  REALTY  INVESTORS
2600  CITADEL  PLAZA  DRIVE
HOUSTON,  TEXAS  77008

     The board of trust managers is soliciting proxies to be used at the 2000 annual meeting of shareholders to be held at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas, on Monday, April 24, 2000, at 4:00 p.m., Houston time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 1999 are first being mailed to shareholders on or about March 27, 2000. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

WHO  CAN  VOTE

     Only shareholders of record as of the close of business on March 20, 2000 are entitled to notice of and to vote at the annual meeting. As of March 20, 2000, we had 26,746,306 common shares of beneficial interest issued and outstanding. Each common shareholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held. If you hold common shares through any of our share purchase or savings plans, you will receive voting instructions from that plan's administrator. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting.

     In accordance with our amended and restated bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our principal executive offices listed above.

HOW  YOU  CAN  VOTE

     Shareholders cannot vote at the annual meeting unless present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.

     You  may  revoke  your  proxy  at  any  time  before  it  is  exercised by:

     - writing to our secretary, M. Candace DuFour, at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas, 77292-4133;

     -    timely  delivering  a  properly  executed,  later-dated  proxy;  or

     -    voting  in  person  at  the  annual  meeting.

     Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of trust managers. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

REQUIRED  VOTE

     The presence, in person or represented by proxy, of the holders of a majority of the common shares (13,373,154 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our amended and restated bylaws, abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote of the holders of two-thirds of the outstanding common shares (17,830,870 shares) is required for the election of trust manager nominees who have not been previously elected as trust managers. The affirmative vote of the holders of a majority of the common shares (13,373,154 shares) present in person or represented by proxy is required to re-elect trust managers. All of the nominees for trust manager served as our trust managers in 1999. Abstentions and broker non-votes are not counted for purposes of the election of trust managers.

     The affirmative vote of the holders of a majority of the outstanding common shares (13,373,154 shares) entitled to vote, in person or represented by proxy, is required to approve the other matters to be acted upon at the annual meeting. Abstentions and broker non-votes are not counted for the approval of other matters.

COST  OF  PROXY  SOLICITATION

     The cost of soliciting proxies will be borne by us. Proxies may be solicited on behalf of us by our trust managers, officers or employees in person, by telephone, facsimile or by other electronic means.

     In accordance with SEC regulations and the regulations of the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of our common shares and preferred shares.

                         GOVERNANCE  OF  THE  COMPANY

     Pursuant to the Texas Real Estate Investment Trust Act, our amended and restated declaration of trust and our amended and restated bylaws, our business, property and affairs are managed under the direction of the board of trust managers. During fiscal year 1999, the board of trust managers held four meetings. No trust manager, other than Mr. Schnitzer, attended less than 75% of the total number of board of trust manager and committee meetings.

COMMITTEES  OF  THE  BOARD  OF  TRUST  MANAGERS


                                                                             EXECUTIVE
                                          EXECUTIVE    AUDIT     EXECUTIVE  COMPENSATION   PRICING
NAME                              BOARD    OFFICER   COMMITTEE   COMMITTEE   COMMITTEE    COMMITTEE
                                  -----  ----------  ----------  ---------  ------------  ---------
Stanford Alexander . . . . . . .    x(1)      x                      x                        x
Andrew M. Alexander. . . . . . .    x         x                                               x
Robert J. Cruikshank . . . . . .    x                    x
Martin Debrovner . . . . . . . .    x         x                      x                        x
Melvin A. Dow. . . . . . . . . .    x                    x(2)                    x
Stephen A. Lasher. . . . . . . .    x                                x           x
Joseph W. Robertson, Jr..(3) . .    x         x                                               x
Douglas W. Schnitzer . . . . . .    x
Marc J. Shapiro. . . . . . . . .    x                    x                       x
J.T. Trotter . . . . . . . . . .    x                    x
---------

(1)    Chairman.
(2)    Mr.  Dow  resigned  from  the  Audit  Committee  effective  February  18,  2000.
(3)    Effective  April 15, 2000, Mr. Robertson is retiring as a trust manager and officer.
       He will  serve  as  a  consultant to  us  after  his  retirement.

     The audit committee consisted of four independent trust managers during 1999. The functions of the audit committee include recommending to the board of trust managers the appointment of independent auditors, approving the services provided by the independent auditors, reviewing the range of audit and nonaudit fees and considering the adequacy of our internal accounting controls. The audit committee met two times in 1999.

     The executive committee has three members and it may enter into transactions to acquire and dispose of real property valued at up to $50,000,000. The executive committee also has the authority to execute certain contracts and agreements, including agreements to borrow money and enter into financial derivative contracts. The executive committee did not meet during 1999, however, they executed 13 unanimous written consents during the year.

     The executive compensation committee consists of three independent trust managers. The functions of the executive compensation committee include establishing the compensation of executive officers and administering management incentive compensation plans. The executive compensation committee met two times in 1999.

     The pricing committee has four members and is authorized to exercise all the powers of the board of trust managers in connection with the offering, issuance and sale of our securities. The pricing committee did not meet in 1999, however, they executed one unanimous written consent during the year.

COMPENSATION  OF  TRUST  MANAGERS

During fiscal year 1999, our six non-employee trust managers received compensation as follows:

     Annual  retainer  fee . . . . . . . . . . . . . . . . . . . . . . . $2,500
     Fee  for  each  board  meeting  attended. . . . . . . . . . . . . .  1,000
     Fee  for  each  committee  meeting  attended. . . . . . . . . . . .    500

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During our 1999 fiscal year, three of our independent trust managers served on the executive compensation committee. The executive compensation committee members are Messrs. Dow, Lasher and Shapiro.

     Mr. Shapiro, vice chairman of Chase Manhattan Bank, serves on the executive compensation committee. We have a $200 million syndicated revolving credit agreement of which Chase is the agent for the syndication. Chase's participation as a syndicate member as of December 31, 1999 was $42.5 million of the $200 million facility. We also have an agreement with Chase for an uncommitted and unsecured overnight credit facility totaling $20 million. As of December 31, 1999, $114.0 million was outstanding under the two credit facilities.

     Weingarten Properties Trust, a Texas real estate investment trust that owns five shopping centers, shares certain common officers and/or trust managers with us. Messrs. S. Alexander, Debrovner, Dow, Lasher, A. Alexander and Mr. Stephen
C. Richter, our senior vice president and treasurer, are officers and/or trust managers of Weingarten Properties Trust. During 1999, we advanced funds to Weingarten Properties Trust to fund certain capital needs of Weingarten Properties Trust under a short-term unsecured note bearing interest at the prime rate plus 1%, which ranged from 8.75% to 9.5% during the year. As of December 31, 1999, Weingarten Properties Trust owed us $783,000. The largest amount owed to us during the year was $870,704. Weingarten Properties Trust paid us $70,657 in interest on funds borrowed during fiscal year 1999. We currently own 77% of the outstanding common shares of Weingarten Properties Trust and contract to manage its day-to-day business and properties. Weingarten Properties Trust paid us $267,918 during 1999 for the management of its properties and the operation of its business.

     Mr. Dow, chairman/ceo and a stockholder of Dow, Cogburn & Friedman, P.C. serves on the compensation committee. During fiscal year 1999, we paid Dow, Cogburn & Friedman, P.C. $933,390 for legal services.

     Messrs. S. Alexander, A. Alexander, Debrovner, Dow, Lasher, Richter and Schnitzer are shareholders or officers and/or directors of WRI Holdings, Inc., a Texas corporation. In December 1984, we contributed certain assets and cash to WRI Holdings in exchange for, among other consideration, $26.8 million original principal amount of debt securities and common stock of WRI Holdings. The assets contributed by us to WRI Holdings included unimproved land in the Railwood Industrial Park in northeast Houston and all of the issued and outstanding capital stock of Plaza Construction, Inc. and Leisure Dynamics, Inc. The debt securities were issued pursuant to three separate trust indentures and originally consisted of $16.7 million principal amount of debt securities (the "Hospitality Bonds") due December 28, 2004, $7.0 million principal amount of debt securities (the "Railwood Bonds") due December 28, 2004, and $3.2 million principal amount of debt securities (the "Plaza Bonds") due December 28, 1994. The Plaza Bonds were extended and are currently due December 28, 2000.

     Interest must be paid on the outstanding principal amount of the Hospitality Bonds at a rate equal to the greater of 16% per annum or 11% of WRI Holdings' pro rata share of the gross revenues per year from the hotel owned by Hospitality Venture, but not more than 18%, the maximum lawful rate in Texas applicable to the Hospitality Bonds. The Hospitality Bonds were structured so that we would, under certain circumstances, receive interest income based on the revenues of the Hospitality Venture. In August 1995, Hospitality Ventures sold seven of the eight hotels it owned. The sales proceeds were remitted to us through WRI Holdings, reducing the principal amount outstanding (net of deferred gain) to $2.4 million as of December 31, 1995. In August 1996, Hospitality Ventures secured financing for the remaining hotel from a third party, the proceeds from which were used to reduce the principal amount outstanding (net of deferred gain) on the Hospitality Bonds to $.4 million.

     Interest on the Railwood Bonds and the Plaza Bonds accrues at the rate of 16% per annum (the "accrual rate"), but is due and payable quarterly at the rate of 10% per annum (the "pay rate"). The difference between the accrual rate and the amount of interest paid by WRI Holdings at the pay rate on the debt securities is treated as unpaid accrued interest, which will not accrue any compound interest and is payable with the principal at maturity. We recognize as interest income only amounts actually received for payment under the note. Therefore, we do not carry the difference between the accrual rate and the pay rate as an asset on our consolidated balance sheet. In December 1999, WRI Holdings sold all of its undeveloped land in the Railwood Industrial Park to an unrelated third party for $7.8 million. These proceeds were used to retire all amounts outstanding (net of deferred gain) under the Railwood Bonds. Additionally, WRI forgave all accrued interest under the Railwood Bonds which has not been recognized as income for financial accounting purposes.

     The outstanding principal amounts owing on the Plaza Bonds at December 31, 1999 was $2.1 million and the accrued interest outstanding which has not been recognized for financial accounting purposes was $4.5 million.

     Pursuant to a loan agreement between WRI Holdings and us and pursuant to a note dated December 28, 1984, as amended in October 1987, January 1991 and March 1994, WRI Holdings may borrow from us the amount necessary, up to a maximum of $40 million, to enable WRI Holdings to pay the interest owing on the Holdings Bonds. Interest on the note accrues at the highest rate per annum permitted by Texas law as to a portion of the debt and at the Chase prime rate plus 2% per annum (but not in excess of the maximum legal rate) on the balance of the debt. The note is payable December 28, 2004. As of December 31, 1999, $20.9 million was outstanding under the note, which represents the difference between the amount recognized as interest income on the Holdings Bonds and the pay rate applicable to the bonds, i.e., we did not recognize as income that portion of the pay rate interest received by us which had been borrowed by WRI Holdings under the note.

     In November 1982, we entered into a loan agreement with River Point Venture I, a joint venture in which Plaza Construction was a joint venture partner. In October of 1987, Plaza Construction acquired all ownership interests in the joint venture it did not already own from the other joint venturer. Additionally, Plaza Construction became the successor of the joint venture under the River Pointe loan agreement, which was amended in December, 1991. Under the terms of the River Pointe loan agreement, we may loan Plaza Construction up to $12 million for construction and development of River Pointe. Interest accrues at the prime rate plus 1%, but not in excess of the maximum rate permitted by law, and payment of the outstanding principal balance is due December 1, 2000. Beginning in 1990, we discontinued the recognition of interest income on this note for financial statement purposes. As of December 31, 1999, the principal amount outstanding under the River Pointe loan agreement was $3.8 million plus accrued, but nonrecognized, interest of $13.6 million. In December 1999, WRI Holdings sold all of its undeveloped land in the Railwood Industrial Park to an unrelated third party for $7.8 million. These proceeds were used to first retire all amounts outstanding (net of deferred gain) under the Railwood Bonds, with the remainder used to pay down the amount outstanding under the River Pointe loan agreement.


                     SHARE OWNERSHIP OF MAJOR SHAREHOLDERS,
                          TRUST MANAGERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 15, 2000 by (1) each person known by us to own beneficially more than 5% of the outstanding common shares, (2) each current trust manager, (3) each named executive officer, and (4) all current trust managers and executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual's spouse.

Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.


                                            AMOUNT AND NATURE OF
NAME                                        BENEFICIAL OWNERSHIP  PERCENT OF CLASS
------------------------------------------  --------------------  ----------------
Stanford Alexander . . . . . . . . . . . .     2,240,487   (1)          8.25%
Andrew M. Alexander. . . . . . . . . . . .       626,753   (2)          2.31%
Robert J. Cruikshank . . . . . . . . . . .         1,000                    *
Martin Debrovner . . . . . . . . . . . . .       263,170   (3)              *
Melvin A. Dow. . . . . . . . . . . . . . .       502,277   (4)          1.85%
Stephen A. Lasher. . . . . . . . . . . . .       288,000   (5)          1.06%
Joseph W. Robertson, Jr.** . . . . . . . .       139,368   (6)              *
Douglas W. Schnitzer . . . . . . . . . . .       630,280   (7)          2.32%
Marc J. Shapiro. . . . . . . . . . . . . .        11,500   (8)              *
J.T. Trotter . . . . . . . . . . . . . . .         1,000                    *
Stephen C. Richter . . . . . . . . . . . .        67,247   (9)              *
All trust managers and executive
officers as a group (11 persons) . . . . .     4,144,334  (10)          15.38%
Capital Research and Management Co.. . . .     2,585,000  (11)           9.66%

----------
*     Beneficial  ownership  of  less  than  1%  of  the  class  is  omitted.
**    Effective  April 15, 2000, Mr. Robertson is retiring as a trust manager and officer.


(1) Includes 385,608 shares held by various trusts for the benefit of Mr. Alexander's children and 296,675 shares for which voting and investment power are shared with Andrew M. Alexander and Melvin A. Dow, trust managers; 10,800 shares subject to restrictions on transfer for which Mr. Alexander has the right to vote and 129,467 shares that may be purchased by Mr. Alexander upon exercise of share options that are currently exercisable or that will become exercisable within 60 days of February 15, 2000. Also includes 324,580 shares held by a charitable foundation, over which shares Mr. Alexander and his wife Joan have voting and investment power. Mr. Alexander's address is 2600 Citadel Plaza Drive, Houston, Texas 77008.

(2) Includes 296,675 shares over which Messrs. S. Alexander and Dow have shared voting and investment power, 3,240 shares are subject to restrictions on transfer for which Mr. A. Alexander has the right to vote and 67,900 shares that Mr. A. Alexander may purchase upon the exercise of share options that will be exercisable within 60 days of February 15, 2000. Also includes 6,596 shares held in trust for the benefit of Mr. Alexander under the Company's Deferred Compensation Plan, and 25,000 shares held by a charitable foundation, over which shares Mr. A. Alexander and his wife Julie have voting and investment power.

(3) Includes 26,878 shares held in trust for the benefit of Mr. Debrovner's children for which he has voting and investment power, 6,900 shares subject to restrictions on transfer for which Mr. Debrovner has the right to vote and 111,000 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 15, 2000. Also includes 51,374 shares held in trust for the benefit of Mr. Debrovner under the Company's Deferred Compensation Plan.

(4) Includes 296,675 shares over which Messrs. S. Alexander and Dow have shared voting and investment power.

(5) Includes 50,000 shares held by trusts for the benefit of Mr. Lasher's children for which Mr. Lasher exercises voting and investment power.

(6) Includes 5,970 shares subject to restrictions on transfer for which Mr. Robertson has the right to vote and 65,920 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 15, 2000. Also includes 2,132 shares held in trust for the benefit of Mr. Robertson under the Company's Deferred Compensation Plan.

(7) Mr. Schnitzer shares voting and investment power with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer with respect to all the shares beneficially owned by Mr. Schnitzer.

(8) Includes 2,600 shares owned by Mr. Shapiro's children for which he disclaims beneficial ownership because he holds no custodial authority with respect to the shares.

(9) Includes 2,730 subject to restrictions on transfer for which Mr. Richter has the right to vote and 34,740 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 15, 2000. Also includes 3,036 shares held in trust for the benefit of Mr. Richter under the Company's Deferred Compensation Plan.

(10) Includes 29,640 shares subject to restrictions on transfer for which the trust managers and officers have the right to vote and 409,027 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 15, 2000.

(11) Pursuant to information contained in a Schedule 13G filed by or on behalf of the beneficial owners with the SEC on February 10, 2000. In the
     Schedule 13G, parties listed the address of Capital Research and Management Company as 333 South Hope Street, Los Angeles, CA 90071.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our trust managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC and the NYSE. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

     Based solely upon a review of the reports furnished to us with respect to fiscal year 1999, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.




                                 PROPOSAL  ONE
                           ELECTION OF TRUST MANAGERS

     At the annual meeting, nine trust managers will be elected by the shareholders to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. Regardless of the number of votes each nominee receives, pursuant to the Texas Real Estate
Investment Trust Act, each trust manager will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of our outstanding common shares.

     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The board of trust managers has proposed the following nominees for election as trust managers at the annual meeting. Each of the nominees is currently a member of the board of trust managers.

NOMINEES

     STANFORD ALEXANDER, chairman of the board of trust managers and chief executive officer since January 1, 1993. President and chief executive officer from 1962 to January 1, 1993. Trust manager since 1956 and our employee since 1955. President, chief executive officer and a trust manager of Weingarten Properties Trust. Age: 71.

     ANDREW  M.  ALEXANDER,  trust  manager  since  1983.  President since 1996.
Executive vice president/asset manager from 1993 to 1996 and president of Weingarten Realty Management Company since 1993. Senior vice president/asset manager of Weingarten Realty Management Company from 1991 to 1993, and vice president from 1990 to 1991 and, prior to our reorganization in December 1984, vice president from 1988 to 1990. Mr. Alexander has been our employee since 1978. He is a trust manager of Weingarten Properties Trust and a director of Academy Sports & Outdoors, Inc. Age: 43.

     ROBERT J. CRUIKSHANK, trust manager since 1997. Senior partner of Deloitte & Touche LLP from 1989 to 1993. Director of Reliant Energy, Inc., Maxxam, Inc., Kaiser Aluminum Corp. and Texas Biotechnology Corp. Age: 69.

     MARTIN DEBROVNER, trust manager since 1976. Vice chairman since 1997. President and chief operating officer from 1993 to 1997. President of Weingarten Realty Management Company from December 1984 to 1993. Executive vice president from January 1984 to December 1984 and senior vice president from 1980 to 1983. Employed by us since 1967. Trust manager of Weingarten Properties Trust. Age: 63.

     MELVIN A. DOW, trust manager since 1984. Chairman/ceo of Dow, Cogburn & Friedman, P.C. since 1995. Trust manager of Weingarten Properties Trust. Age:
72.

     STEPHEN A. LASHER, trust manager since 1980. President of The GulfStar Group, Inc., since January 1991. Trust manager of Weingarten Properties Trust.
Age:  51.

     DOUGLAS W. SCHNITZER, trust manager since 1984. Chairman/ceo of Senterra Real Estate Group, L.L.C. since 1994. Age: 43.

     MARC  J.  SHAPIRO,  trust  manager  since 1985.  Vice chairman of The Chase
Manhattan  Bank  since  1997.  Chairman  and  chief  executive  officer of Texas
Commerce Bank from January 1994 to 1997. Director of Xpedior, Inc. and Burlington Northern Santa Fe Corporation. Age: 52.

     J.  T.  TROTTER, trust manager since 1985.  Director of Howell Corporation.
Age:  73.

     Andrew M. Alexander is the son of Stanford Alexander. Stephen A. Lasher is a first cousin of Douglas W. Schnitzer, a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Douglas W. Schnitzer is a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Martin Debrovner is a first cousin of Mrs. Stanford (Joan) Alexander.

     THE  BOARD  OF  TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF TRUST MANAGERS AS SET FORTH IN PROPOSAL ONE. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.




                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

     Based upon the recommendation of the audit committee, the shareholders are urged to ratify the appointment by the board of trust managers of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000. Deloitte, or its predecessors, have served as our independent auditors for more than 30 years and is familiar with our affairs and financial procedures.

     Representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


                             EXECUTIVE COMPENSATION

     The following executive compensation committee report on executive compensation and the performance graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

EXECUTIVE  COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

     Our executive compensation is supervised by the executive compensation committee of the board of trust managers which is comprised entirely of independent trust managers. The executive compensation committee is responsible for evaluating and establishing the level of compensation for executive officers and administering our share option and deferred compensation plans.

     COMPENSATION PHILOSOPHY AND OBJECTIVES. We seek to provide executive compensation that will support the achievement of our growth and financial goals while attracting and retaining qualified executive officers and rewarding superior performance. In order to achieve our objectives, we have structured an incentive based compensation system tied to our financial performance and portfolio growth. We will attempt to maximize the amount of compensation expense that is tax deductible where consistent with our compensation philosophy.

     The executive compensation committee annually reviews our compensation program to ensure that pay levels and incentive opportunities are competitive and reflect our performance. In general, we compensate our executive officers through base salary, bonus compensation, share options and restricted shares. Our annual executive officer compensation package, including that of the chairman/chief executive officer and the vice chairman, generally has lower base salaries than comparable companies, coupled with a leveraged incentive bonus system which will pay more with good performance and less with performance that is below expectation. Generally, bonuses are within 20% to 50% of the base compensation of the individual, depending on the size of the incentive bonus awarded.

     BASE SALARY. Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals, both compared to companies of similar size, complexity and, where comparable, in the same industry. The determination of comparable companies was based upon selections made by both us, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Not all companies included in the NAREIT All Equity Index described on page 17 are comparable in size and complexity, and not all comparable real estate companies are REITs. Actual salaries are based on an executive officer's skill and ability to influence our financial performance and growth in both the short-term and long-term. During 1999, the executive compensation committee used salary survey data supplied by NAREIT and compensation information provided by outside consultants in establishing base salaries. The executive officers' salaries, including those of the chairman and vice chairman, were generally set at the mid range of the survey data.

     BONUS COMPENSATION. All of our executive officers participate in a bonus program. Each individual's eligible bonus is based on a percentage of the individual's base salary. This bonus program has been in effect for more than 15 years. The bonus percentage is also based on a competitive analysis. Again, the executive officer's ability to influence our success is considered in establishing this percentage. Earned bonuses are determined annually on the basis of performance against pre-established goals. Other than for the chairman and vice chairman, the eligible bonus percentage for executive officers is allocated 50% to our goals and 50% to the individual's goals. Specific individual goals for each executive officer are established at the beginning of the year and are tied to the functional responsibilities of each executive officer. Individual goals include both objective financial measures as well as subjective factors such as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. Our goals are primarily based on operating performance, as measured by factors such as our funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions and new development. Other than the allocation between our goals and the individual, no specific weights are assigned to the individual goals. The bonuses of both the chairman and vice chairman are based entirely on our performance. Our performance targets were exceeded in fiscal year 1999 and consequently the executive officers were eligible for full bonus awards.

     SHARE INCENTIVE PROGRAM. The executive compensation committee strongly believes that by providing our executive officers with an opportunity to increase their ownership of common shares, the interests of shareholders and the executive officers will be closely aligned. Therefore, executive officers are eligible to receive share awards and options from time to time, giving them the right to purchase our common shares. The number of options granted to an executive officer is based on practices of the same comparable companies used to define base salary levels. Share options historically have not been a consistently utilized element of our executive compensation system, and we do not adhere to any firmly established formulas or schedules for the issuance of options, but options are awarded when considered appropriate.

CHAIRMAN/CEO  PERFORMANCE  EVALUATION

     For 1999, the executive compensation committee evaluated the chairman of the board's performance based on our financial performance and its growth in real estate assets. We exceeded both our funds from operations objective and achieved our goals for acquisition and new development programs by investing in excess of $193 million. Mr. S. Alexander received 100% of his potential bonus based on our having exceeded corporate goals and objectives for 1999. Mr.

Alexander's compensation (i.e. base salary, bonus compensation and the share incentive program) is based entirely on company-wide performance and is decided upon by the executive compensation committee.

     The foregoing report is given by the following members of the compensation committee:

                                  MELVIN A. DOW
                                STEPHEN A. LASHER
                                  MARC SHAPIRO

COMPENSATION  OF  EXECUTIVE  OFFICERS

The following table summarizes the compensation paid by us for each of the fiscal years ended December 31, 1999, 1998 and 1997 to the chief executive officer and the four other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year 1999. No share options were granted in 1999.


                                            SUMMARY COMPENSATION TABLE
                                                                           LONG TERM
                                      ANNUAL COMPENSATION             COMPENSATION AWARDS
                               -----------------------------------  ------------------------
                                                                                  SECURITIES
                                                                     RESTRICTED   UNDERLYING
                                                                       SHARE        OPTIONS          ALL
NAME AND                        SALARY      BONUS    OTHER ANNUAL      AWARDS        SARS           OTHER
PRINCIPAL POSITION       YEAR     ($)        ($)     COMPENSATION       ($)         (#)(1)      COMPENSATION
-----------------------  ----  ---------  ---------  -------------  ------------  -----------  --------------
Stanford Alexander       1999  $ 494,000  $ 247,000      $ 144,547         ---         ---     $  13,602  (2)
chairman and chief       1998    494,000    235,000        134,536         ---         ---        15,063
executive officer        1997    494,000    235,000        128,512         ---       100,400      12,182

Martin Debrovner         1999    410,000    140,783        110,760         ---         ---       173,299  (3)
vice chairman            1998    410,000    137,591        104,520         ---         ---       172,449
                         1997    383,400    137,600         99,840         ---        78,000     160,999

Andrew M. Alexander      1999    312,000     94,000         83,070         ---         ---        41,965  (4)
president                1998    300,938    110,000         78,390         ---         ---        42,040
                         1997    287,500     80,000         74,880         ---        58,500      33,378

Joseph W. Robertson Jr.  1999    290,771     53,683          ---           ---         ---        36,148  (5)
executive vice           1998    290,771     56,626          ---           ---         ---        36,900
president and chief      1997    278,250     54,126          ---    $    245,100      39,600      31,706
financial  officer

Stephen C. Richter       1999    195,625     44,401          ---           ---         ---        24,893  (6)
senior vice president    1998    188,100     39,723          ---           ---         ---        23,939
and treasurer            1997    180,000     44,516          ---         146,200      23,700      17,458

___________
(1)  No  SARs  were  granted  during  1997,  1998  or  1999.
(2)  Includes  $6,127  of  premiums  paid by us under "split dollar" life insurance agreements and $4,800 for our contributions  to  the  401(k)  Savings  and  Investment  Plan  on  behalf  of  Mr.  S.  Alexander.
(3)  Includes  $2,452  of  premiums  paid  by  us  under "split dollar" life insurance agreements, $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Debrovner, and $162,591 contributed to the  Supplemental  Retirement  Plan.
(4)  Includes  $4,800  for  our  contributions  to  the  401(k)  Savings  and Investment Plan on behalf of Mr. A.
     Alexander  and  $31,627  contributed  to  the  Supplemental  Retirement  Plan.
(5)  Includes  $4,800  for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Robertson and  $27,935  contributed  to  the  Supplemental  Retirement  Plan.
(6)  Includes $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Richter and
     $13,585  contributed  to  the  Supplemental  Retirement  Plan.

OPTION  EXERCISES  AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1999 held by our executive officers.


                                  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
                                          FISCAL 1999 YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------
                            SHARES                          NUMBER OF              VALUE OF UNEXERCISED IN-
                          ACQUIRED ON    VALUE       UNEXERCISED OPTIONS HELD        THE-MONEY OPTIONS AT
        NAME              EXERCISE(#)   RECEIVED       AT DECEMBER 31, 1999            DECEMBER 31, 1999
------------------------  -----------  ---------    --------------------------    --------------------------
                                                    EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
                                                    -----------  -------------    -----------  -------------
Stanford Alexander             15,325  $ 127,389       72,000       148,400        $ 139,500         $0
Martin Debrovner                 0          0          69,000       110,000          259,687          0
Andrew M. Alexander              0          0          40,800        73,700          187,050          0
Joseph W. Robertson, Jr.         0          0          48,000        59,600          147,000          0
Stephen C. Richter               0          0          26,000        27,700          128,375          0



PENSION  PLAN

     The following table shows the approximate annual retirement benefits under our non-contributory pension plan (before the reduction made for social security benefits) to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided.

                            ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
-----------------------------------------------------------------------------------
                                          YEARS OF SERVICE
  AVERAGE     ---------------------------------------------------------------------
COMPENSATION      15         20         25          30          35          40
------------  ---------  ---------  ----------  ----------  ----------  -----------
$ 125,000     $ 28,125   $  37,500   $  46,875   $  56,250   $  65,625   $  75,000
  150,000       33,750      45,000      56,250      67,500      78,750      90,000
  175,000**     39,375      52,500      65,625      78,750      91,875     150,000
  200,000**     45,000      60,000      75,000      90,000     105,000     120,000
  225,000**     50,625      67,500      84,375     101,250     118,125     135,000*
  250,000**     56,250      75,000      93,750     112,500     131,250     150,000*
  300,000**     67,500      90,000     112,500     135,000*    157,500*    180,000*
  400,000**     90,000     120,000     150,000*    180,000*    210,000*    240,000*
  450,000**    101,250     135,000*    168,750*    202,500*    236,250*    270,000*
  500,000**    112,500     150,000*    187,500*    225,000*    262,500*    300,000*

_________
*   Currently,  the  maximum annual pension benefit  which currently may be paid under a qualified  plan is  $135,000 subject to certain grandfather rules for limitation years beginning  in  2000.

**  Compensation  in  excess  of  $170,000  is  disregarded with respect to plan years beginning  in  1999.  Accordingly,  the  compensation  of  each  named  executive officer included  in  the  Summary  Compensation  Table which was  covered  by the non-contributory pension  plan  was  limited  to  $170,000.

     The compensation used in computing average monthly compensation is the total of all amounts paid by us as shown on the employee's W-2 Form, plus amounts electively deferred by the employee under the savings plan and 125 cafeteria plan. Compensation in excess of $170,000 is disregarded. Credited years of service for named executive officers as of March 15, 2000 are as follows: Mr. S. Alexander, 46 years; Mr. Debrovner, 32 years; Mr. Robertson, 28 years; Mr. A. Alexander, 22 years; and Mr. Richter, 20 years. Mr. S. Alexander commenced receiving a benefit under the Plan in January 1996.

     The non-contributory pension plan covers all employees who are age 21 or over, with at least one year of employment with us, except leased employees and employees covered by a collective bargaining agreement. The non-contributory pension plan pays benefits to an employee in the event of death, disability, retirement or other termination of employment after the employee meets certain vesting requirements (generally 20% vesting after two years of service and an additional 20% vesting each year thereafter until 100% vested). Under the non-contributory pension plan, the amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21 (not in excess of 40 years), minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976 (not in excess of 33.3 years).

                         CHANGE OF CONTROL ARRANGEMENTS

     We have entered into severance and change in control agreements with Joseph
W. Robertson, Jr. and Stephen C. Richter, which become operative only upon a change of control. A change of control is deemed to occur upon any one of five events: (1) we merge, consolidate or reorganize into or with another corporation or legal entity and we are not the "surviving entity;" (2) we sell or otherwise transfer 50% or more of our assets to one entity or in a series of related transactions; (3) any person or group acquires 25% of our then outstanding voting shares; (4) we file a report or proxy statement with the SEC disclosing that a change of control has or will occur; or (5) if, during any 12-month period, trust managers at the beginning of the 12-month period cease to constitute a majority of the trust managers. Mr. Robertson's agreement will terminate upon his retirement.

     If an executive officer is terminated under specified conditions within one year following a change of control, the executive officer will be entitled to a severance benefit in an amount equal to (1) 2.99 times the executive officer's annualized base salary as of the first date constituting a change of control or, if greater, (2) 2.99 times the executive officer's highest base salary in the five fiscal years preceding the first event constituting a change of control, plus 2.99 times the executive officer's targeted bonus for the fiscal year in which the first event constituting a change of control occurs. In addition, an executive officer is entitled to receive an additional payment or payments to the extent the severance benefit is subject to the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, or any penalties or interest with respect to the tax. Executive officers will also receive one year of employee benefits coverage substantially similar to what the executive officer received or was entitled to receive prior to the change in control.

PERFORMANCE  GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

     The graph below provides an indicator of cumulative total shareholder returns for us as compared with the S&P Stock Index and the NAREIT All Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on December 31, 1994 in our common shares and that all dividends were reinvested by the shareholder.


                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                              [GRAPHIC OMITED]



                                  1995  1996  1997  1998  1999
                                  ----  ----  ----  ----  ----
WRI . . . . . . . . . . . . . . .  107   122   140   149   140
S&P 500 Index . . . . . . . . . .  137   169   225   290   351
The NAREIT All Equity Index . . .  115   156   188   155   148

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporation by reference to this proxy statement into any filing under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under the acts.

     There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predications as to future share performance.

                           SHAREHOLDER  PROPOSALS

     Any shareholder who intends to present a proposal at the annual meeting in the year 2001, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate Secretary
M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133 by November 27, 2000. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

     Any shareholder who intends to bring business at the annual meeting in the year 2001 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice to our corporate secretary M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133, by February 12, 2001.

                               ANNUAL  REPORT

     We have provided without charge a copy of the annual report to shareholders for fiscal year 1999 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All requests should be directed to: M. Candace DuFour, vice president and secretary at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas 77292-4133.

                           WEINGARTEN REALTY INVESTORS
                           ---------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS

The shareholder of Weingarten Realty Investors, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card hereby appoints Stanford Alexander, Martin Debrovner and Andrew M. Alexander, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the annual meeting, and at any adjournments of the annual meeting, all common shares of Weingarten stock that the shareholder is entitled to vote at the annual meeting, in the manner shown on the reverse side of this card.

THE COMMON SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S DIRECTIONS ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS GIVEN, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, SUBJECT TO LIMITATIONS SET FORTH IN APPLICABLE REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

                                SEE REVERSE SIDE

                           WEINGARTEN REALTY INVESTORS

PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY: [X] THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


1.  Election  of  Trust  Managers.

     FOR all nominees listed below(except        Withhold Authority to vote
     as marked  to the contrary).        [_]     for all nominees listed     [_]


Stanford Alexander, Andrew M. Alexander, Robert J. Cruikshank, Martin Debrovner, Melvin A. Dow, Stephen A. Lasher, Douglas W. Schnitzer, Marc J. Shapiro and J. T. Trotter

INSTRUCTION: To withhold authority to vote for any individual nominee, list the individual's name below.

--------------------------------------------------------------------------------


2.  Ratification of Deloitte & Touche LLP as Weingarten's independent auditors.

         [_]  FOR                 [_]  AGAINST                 [_]  ABSTAIN

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OF THE ANNUAL MEETING.

The undersigned hereby revokes any proxy previously given with respect to Weingarten's common shares and hereby ratifies and confirms all that the proxies, then substitutes or any of them may lawfully do by virtue hereof.


Signature                                  Date
           ------------------------------        -------------------------------

Signature                                  Date
           ------------------------------        -------------------------------

Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
               PROMPTLY, USING THE ENCLOSED ENVELOPE.  THANK YOU.